Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 22, 2022, with respect to the consolidated financial statements of CI&T, Inc. incorporated herein by reference.

Campinas

September 23 , 2022

/s/ KPMG Auditores Independentes Ltda.

KPMG Auditores Independentes Ltda.